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                                                                    EXHIBIT 4.24

                                                                Draft of 3/21/94

                        PAYMENT AND GUARANTEE AGREEMENT


          THIS PAYMENT AND GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of April __, 1994, is executed and delivered by ENSERCH Corporation, a Texas corporation (the "Guarantor"), for the benefit of Enserch Capital L.L.C., a Delaware limited liability company with limited life ("Capital").

          WHEREAS, Capital is issuing on the date hereof __________ preferred limited liability company interests of a series designated the __% Cumulative Monthly Income Preferred Securities, Series A (the "Preferred Securities");

          WHEREAS, Capital pursuant to the Loan Agreement (as defined below) will loan the proceeds from the issuance and sale of the Preferred Securities and its common limited liability company interests (the "Common Securities") to Enserch Preferred Capital, Inc. ("Enserch Preferred") and Enserch Preferred will reloan the proceeds of such loan to the Guarantor, and the Guarantor desires to issue this Guarantee Agreement for the benefit of Capital, as provided herein; and

          WHEREAS, the Guarantor desires hereby irrevocably and unconditionally to agree to the extent set forth herein to pay to Capital the Guarantee Payments (as defined below) on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the loan by Capital to Enserch Preferred and the reloan of the proceeds thereof to the Guarantor, which the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of Capital.

                                   ARTICLE I.
                                   ----------

          As used in this Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Limited Liability Company Agreement of Capital dated as of April __, 1994.

          "Guarantee Payments" shall mean the following payments, without duplication, to the extent not paid by Enserch Preferred: principal of and any accrued and unpaid interest, including Additional Interest (as defined in the Loan Agreement) on the Loans.
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          "Holder" shall mean any holder from time to time of any Preferred
Securities of the Issuer; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any entity owned more than 50% by the Guarantor, either directly or indirectly.

          "Liquidation Distribution" shall mean the aggregate of the liquidation preference of $25 per Preferred Security and all accumulated and unpaid dividends (whether or not declared) to the date of payment.

          "Loan Agreement" shall mean the agreement, dated the date hereof, pursuant to which Capital will loan to Enserch Preferred the proceeds received by Capital from the issuance and sale of the Preferred Securities and the Common Securities.

          "Loans" shall mean the loans from Capital to Enserch Preferred pursuant to the Loan Agreement.


                                  ARTICLE II.
                                  -----------

          SECTION 2.01. The Guarantor irrevocably and unconditionally agrees to pay in full to Capital the Guarantee Payments, as and when due (except to the extent paid by Enserch Preferred), regardless of any defense, right of set-off or counterclaim which Enserch Preferred may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to Capital or by causing Enserch Preferred to pay such amounts to Capital.

          SECTION 2.02. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 2.03. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by Enserch Preferred of any express or implied agreement, covenant, term or condition relating to the loans to be performed or observed by Enserch Preferred;

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          (b) the extension of time for the payment by Enserch Preferred of all or any portion of the interest, principal, or any other sums payable under the terms of the Loan Agreement or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Loan;

          (c) any failure, omission, delay or lack of diligence on the part of Capital to enforce, assert or exercise any right, privilege, power or remedy conferred on Capital pursuant to the terms of the Loan Agreement, or any action on the part of Capital granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt, of or other similar proceedings affecting, Enserch Preferred or any of the assets of Enserch Preferred;

          (e)  any invalidity of, or defect or deficiency in, Loans; or

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred.

There shall be no obligation of Capital to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 2.04. This is a guarantee of payment and not of collection. Capital may enforce this Guarantee Agreement directly against the Guarantor, and the Guarantor will waive any right or remedy to require that any action be brought against Enserch Preferred or any other person or entity before proceeding against the Guarantor. Subject to Section 2.05, all waivers herein contained shall be without prejudice to Capital's right at Capital's option to proceed against Enserch Preferred, whether by separate action or by joinder.
The Guarantor agrees that this Guarantee Agreement shall not be discharged except by payment of the Guarantee Payments in full (to the extent not paid by Enserch Preferred) and by complete performance of all obligations of the Guarantor contained in this Guarantee Agreement.

          SECTION 2.05. The Guarantor shall be subrogated to all (if any) rights of Capital against Enserch Preferred in respect of any amounts paid to Capital by the Guarantor under this Guarantee Agreement and shall have the right to waive payment of any amount of interest in respect of which payment has been made to Capital by the Guarantor pursuant to Section 2.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way

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of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement or the Payment and Guarantee Agreement of the Guarantor dated the date hereof for the benefit of the holders of the Preferred Securities. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to pay over such amount to Capital.

          SECTION 2.06. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of Enserch Preferred with respect to the Loans and that the Guarantor shall be liable as principal and sole debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (f), inclusive, of Section 2.03 hereof.


                                  ARTICLE III.
                                  ------------

          SECTION 3.01. So long as any Preferred Securities remain outstanding, neither the Guarantor nor any majority-owned subsidiary of the Guarantor shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under this Guarantee Agreement or the payment and guarantee agreement of ENSERCH dated the date hereof for the benefit of the holders of the Preferred Securities, or
(ii) dividends or guarantee payments to the Guarantor by a wholly owned subsidiary) if at such time the Guarantor shall be in default with respect to its payment or other obligations hereunder or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Loan Agreement. The Guarantor shall take all actions necessary to ensure the compliance of its subsidiaries with this Section 3.01.

          SECTION 3.02. The Guarantor covenants, so long as any Preferred Securities remain outstanding, to maintain direct or indirect 100% ownership of the Common Securities and 100% of the outstanding shares of capital stock of Enserch Preferred.

          SECTION 3.03. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor. The term "Senior Indebtedness" shall mean the principal, premium, if any, and interest on (i) all indebtedness of the Guarantor, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of

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the kinds described in the preceding clause (i) for the payment of which the
Guarantor is responsible or liable (directly or indirectly, contingently or non-contingently) as guarantor or otherwise, (iii) any indebtedness secured by a lien upon property owned by the Guarantor and upon which indebtedness the Guarantor customarily pays interest, even though the Guarantor has not assumed or become liable for the payment of such indebtedness and (iv) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to this Guarantee Agreement. Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of (i) any amendment, modification or waiver of any term of the Senior Indebtedness extension or renewal of the Senior Indebtedness, (ii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release from, amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness, (iii) any other circumstance which might otherwise constitute a defense available to or discharge of Enserch Preferred to Capital in respect of the provisions of this Section 3.03, or (iv) any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any holder of Senior Indebtedness, or by any noncompliance by the Guarantor with the terms of this Guarantee Agreement, regardless of any knowledge thereof which any person may have or be otherwise charged with.

          Upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise (including all installments of principal and interest), all Senior Indebtedness then due and owing shall first be paid in full, or such payment duly provided for in cash (or in Securities or other property satisfactory to all of the holders of such Senior Indebtedness), before any payment is made on account of this Guarantee Agreement.

          In the event that (i) the Guarantor shall default in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of this Guarantee Agreement or in respect of any repayment, redemption, retirement, purchase or other acquisition of this Guarantee. The Guarantor will give prompt written notice to Capital of any default in the payment of any Senior Indebtedness

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and of any dissolution, winding up or reorganization of the Guarantor.

          In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, composition or other similar proceeding relating to the Guarantor or its property or for the benefit of its creditors, (ii) any proceeding for the liquidation, dissolution or other winding up of the Guarantor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Guarantor for the benefit of creditors, or (iv) any other marshalling of the assets of the Guarantor, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on this Guarantee Agreement. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Guarantee Agreement (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment of this Guarantee Agreement) shall be paid or delivered directly to the holders of Senior Indebtedness or to their representative, or to the trustee under the indenture or agreement (if any) pursuant to which such Senior Indebtedness may have been issued, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness constituting this Guarantee by any act or failure to act on the part of the Guarantor.

          Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, Capital shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until this Guarantee shall have been paid in full, and such payments or distributions of cash, securities or other property received by Capital, by reason of such subrogation, which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Guarantor and its creditors other than the holders of Senior Indebtedness, on the one hand, and Capital, on the other, be deemed to be a payment by the Guarantor on account of Senior Indebtedness, and not on account of this Guarantee Agreement.

          In the event that notwithstanding the provisions of this Section 3.03 the Guarantor shall make any payment on this Guarantee

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to Capital or Capital receives any payment or distribution of assets of the
Guarantor (other than securities of the Guarantor or any other corporation provided for by a plan of reorganization, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Loans, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization), at any time before all Senior Indebtedness is paid in full, then such payment shall be held by Capital, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, in accordance with the priorities then existing among such holders, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.


                                  ARTICLE IV.
                                  -----------

          This Guarantee Agreement shall terminate and be of no further force and effect upon full payment of the Guaranteed Amounts; provided, however, that this Guarantee Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Capital must restore payment of any sums paid under the Loans or under this Guarantee Agreement for any reason whatsoever.

                                   ARTICLE V.
                                   ----------

          SECTION 5.01. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of Capital and the holders of the Preferred Securities. The Guarantor shall not assign its obligations hereunder without the prior approval of the Holders of 66-2/3% of all Preferred Securities then outstanding.

          SECTION 5.02. Except with respect to any changes which do not adversely affect the rights of Holders of Preferred Securities (in which case no vote will be required), this Guarantee Agreement may only be amended by an instrument in writing signed by the Guarantor with the prior approval of Holders of not less than 66-2/3% of all Preferred Securities then outstanding.

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          SECTION 5.03.  Any notice, request or other communication required or permitted to be given hereunder to the Guarantor shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail) or telex, addressed to the Guarantor, as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to it:

          ENSERCH Corporation
          ENSERCH Center
          300 South St. Paul Street
          Dallas, Texas 75201

          Facsimile No.: (214) 573-3351
          Attention: Treasurer

          Any notice, request or other communication required or permitted to be given hereunder to Capital shall be given by the Guarantor in the same manner as notices sent by Enserch Preferred to Capital.

          SECTION 5.04. The masculine and neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 5.05. The Guarantor agrees that its obligations under this Agreement will also be for the benefit of the Holders from time to time of Preferred Securities, and the Guarantor acknowledges and agrees that such Holders will be entitled to enforce this Guarantee Agreement directly against the Guarantor.

          SECTION 5.06. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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          THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.



                                    ENSERCH Corporation



                                    By  ___________________________
                                        Name:
                                        Title:

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